                                                                    EXHIBIT 23.5
     We hereby consent to the use of our proposed written opinion letter to the Board of Directors of Bank South Corporation included as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Bank South Corporation with and into NationsBank Corporation and to the references to such opinion and to our oral opinion provided to the Bank South Corporation Board of Directors in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED
                                         By /s/          MICHAEL BARRY
                                          DIRECTOR
                                          INVESTMENT BANKING GROUP

November 1, 1995